EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-39529, No. 333-76935, No. 333-57504, No. 333-85846, and No. 333-140991) of Crown Holdings, Inc. of our report dated June 15, 2007 relating to the financial statements of Crown Cork & Seal Company, Inc. 401(k) Retirement Savings Plan, which appears in this Form 11-K.

/s/ Parente Randolph, LLC

Philadelphia, Pennsylvania
June 21, 2007